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                                                                   EXHIBIT 10.26



                             SUBSCRIPTION AGREEMENT


        THIS SUBSCRIPTION AGREEMENT, dated as of the ___ day of June 2002 (this "Agreement"), is by and between Grand Avenue Associates, L.P., a Delaware limited partnership ("Investor"), and Big 5 Sporting Goods Corporation, a Delaware corporation (the "Company").

                               W I T N E S S E T H

        WHEREAS, the Company is about to complete the initial public offering of shares of its Common Stock, par value $0.01 per share, of the Company ("Common Stock"), which shares are being registered by the Company under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 previously filed with the Securities and Exchange Commission (the "Form S-1"); and

        WHEREAS, the Company wishes to issue and sell to Investor, and Investor wishes to purchase from the Company, the Shares (as defined below), on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.      Subscription for and Purchase of the Shares.

        1.1. Subscription for Shares. Investor hereby irrevocably subscribes for, and agrees to purchase from the Company at the Closing, _____ shares of Common Stock being registered by the Company under the Securities Act on Form S-1 (the "Shares") at a price per share of $______ (the "Purchase Price").

        1.2. Closing Date; Deliveries. The purchase and sale of the Shares shall take place on the first business day immediately following the closing date of the Company's initial public offering of its Common Stock and shall be held at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, at 2:00 p.m. (Los Angeles time), or at such other place and time which the Company and Investor mutually agree. At the Closing, the Company shall deliver to Investor a stock certificate, registered in Investor's name, representing the number of Shares being purchased by Investor hereunder, against payment therefor of the aggregate Purchase Price by wire transfer in immediately available funds in accordance with the Company's instructions.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that (a) this Agreement is a valid, legal and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights



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        generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity) and (b) the Shares to be issued to Investor at the Closing under this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company that this Agreement is a valid, legal and binding obligation of Investor, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

4.      Miscellaneous Provisions.

        4.1. Governing Law. This Agreement is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflict of laws or choice of law principles.

        4.2. Interpretation; Counterparts. The headings contained in this Agreement are for reference purposes only and do not define or limit the provisions hereof. Section, party and recital references are to this Agreement unless otherwise stated. This Agreement may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original and all of which shall constitute one and the same document.

        4.3. Entire Agreement. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all prior oral or written, and all contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof.

        4.4. Further Assurances. Each party agrees to take such actions and execute and deliver such documents as the other party may reasonably request to carry out the intent and purposes of this Agreement.



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        IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first set forth above.


                                        COMPANY

                                        BIG 5 SPORTING GOODS CORPORATION,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        INVESTOR

                                        GRAND AVENUE ASSOCIATES, L.P.
                                        a Delaware limited partnership

                                        By: Grand Avenue Capital Corp.
                                            General Partner


                                            By:
                                                --------------------------------

                                            Its:




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